Exhibit 10.15

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT 1 TO THE

INHALED COLLABORATION AND OPTION AGREEMENT

This Amendment no. 1 to the Agreement (“Amendment”) is made effective as of the 13th day of May 2015 (“Amendment Effective Date”) by and between:

LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 419 Davis Dr., Suite 100, Morrisville, NC 27560 (“Liquidia”) on the one part and;

GLAXO GROUP LIMITED, a company origanized and existing under the laws of England and having an office and place of business at 980 Great West Road, Brentford, Middlesex TW8 9GS England (“GSK”) on the other part.

WHEREAS, the Parties have entered into the INHALED COLLABORATION AND OPTION AGREEMENT, dated June 15th, 2012 (“the Agreement”); and

WHEREAS, the Parties wish to extend the Inhaled Collaboration Term on the terms provided herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Amendment, the Parties agree as follows:

1.              All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

2.              Section 3.3(a) of the Agreement is hereby deleted and replaced with the following:

“Subject to the extensions provided in Sections 3.3(b) and (c), the term of the Inhaled Collaboration (the “Inhaled Collaboration Term”) shall commence on the Effective Date and expire on December 15, 2015. Notwithstanding the foregoing, with respect to the Liquidia Respiratory Option and Respiratory Option Notice the initial Inhaled Collaboration Term of June 15, 2015 shall continue to control.”

3.              Section 4.2(b) of the Agreement is hereby deleted and replaced with the following:

“GSK may exercise the Inhaled Option by providing written notice to Liquidia (the “Inhaled Option Notice”) at any time before or upon the expiration of the Inhaled Collaboration Term (the “Inhaled Option Period”).  Notwithstanding the foregoing, all final data and results generated by or on behalf of Liquidia

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under the Inhaled Collaboration through June 15, 2015 shall be provided to GSK as soon as reasonably practicable to enable GSK to determine whether or not to exercise the Inhaled Option during the Inhaled Option Period.”

4.              As of the Amendment Effective Date, in accordance with Section 2.1(d)(iii), the JSC has approved an updated Inhaled Plan and associated budget setting forth the Collaboration Costs expected to be incurred by Liquidia in the performance thereof.  The updated Inhaled Plan is attached hereto as Appendix A, and establishes the work to be performed by Liquidia and GSK from June 15, 2015 through September 9, 2015. For clarity, in accordance with Appendix A, (i) Liquidia will not transfer to, nor be obligated to transfer to GSK any Research Materials after June 15, 2015, up to the date GSK exercises the Inhaled Option and (ii) all activities by Liquidia and GSK stop on September 9, 2015, provided GSK has not exercised the Inhaled Option.  Collaboration Costs incurred in connection with the Inhaled Plan attached as Appendix A shall be managed in accordance with the terms of the Agreement in force as of the Amendment Effective Date and which remain unchanged by this Amendment, except as provided in Section 8 below.

5.              In partial consideration for Liquidia’s agreement to manufacture GMP PRINT Materials prior to the exercise by GSK of the Inhaled Option, as well as additional activities regarding the [***] program set forth in the updated Inhaled Plan, GSK shall pay to Liquidia a one-time non-refundable payment of [***] Dollars ($[***]) (the “Amendment Payment”) within [***] days after [***], which invoice shall be sent in PDF format to [***] with a copy to the [***].  The Amendment Payment shall be payable by wire transfer of immediately available funds in accordance with wire transfer instructions of Liquidia provided in writing to GSK on or prior to the Amendment Effective Date.

6.              The GMP PRINT Materials referred to in Section 5 above (the “[***] PRINT Materials”) will be manufactured, tested, packaged, stored, labeled, released and delivered in accordance with GMP, any specifications provided by GSK, the Quality Agreement and Technical Agreement to be entered into promptly after the Amendment Effective Date, and all applicable laws, and supplied in accordance with Section 3.5(c) of the Agreement; provided, that the Parties agree that the [***] PRINT Materials will be shipped to GSK within five (5) days after Liquidia’s receipt of the Inhaled Option Notice from GSK.  For clarity, the Parties shall promptly negotiate in good faith the Development Supply Agreement in accordance with the Agreement, which shall be executed prior to any human dosing. Upon execution of the Development Supply Agreement, the terms of the Development Supply Agreement shall supersede

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the terms set forth above in this Section 6 with respect to the manufacture and supply of such [***] PRINT Materials.

7.              The payment for the milestone entitled “First dosing of First Patient in Phase I Clinical Trial” for a New Therapeutic is hereby reduced from [***] Dollars ($[***]) to [***] Dollars ($[***] ) solely with respect to the first achievement of such milestone by a New Therapeutic Product. For clarity, after this milestone is first time achieved by a New Therapeutic, it will thereafter be payable at [***] Dollars ($[***]) in accordance with Section 10.4.

8.              In the event that GSK terminates the Agreement in its entirety in accordance with Section 15.2, prior to expiration of the Inhaled Collaboration Term without exercising the Inhaled Option, then, in addition to the rights and obligations of the Parties as set forth in Article 15, the following provisions shall apply:  (a) Liquidia shall cease all activities under the Inhaled Plan upon receipt of GSK’s written notice of termination, and (b) GSK shall reimburse Liquidia for all Collaboration Costs incurred (including any non-cancellable Collaboration Costs set forth in the budget) for activities conducted through the date of notice of termination.

9.              All references to “[***]” in Sections 10.2, 10.3(a), 10.3(b) and 10.4(d) shall be replaced with “[***]”.

10.       All other terms of the Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT BY THEIR DULY AUTHORIZED OFFICERS AS OF THE EFFECTIVE DATE.

GLAXO GROUP LIMITED		LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Paul Williamson	By:	/s/ Neal F. Fowler
Name:	Paul Williamson	Name:	Neal F. Fowler
Title:	Authorised Signatory	Title:	CEO